UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2007

The Smith & Wollensky Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16505	58-2350980
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

880 Third Avenue New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)
Registrant’s telephone number, including area code: (212) 838-2061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240. l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 8.01 Other Events.

On August 20, 2007, The Smith & Wollensky Restaurant Group, Inc. (the “Company”) announced that at a special meeting of stockholders held on August 20, 2007, the Company’s stockholders voted to adopt the amended and restated agreement and plan of merger, dated as of May 6, 2007, by and among Project Grill, LLC, a Delaware limited liability company (“Grill”), SWRG Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Grill, and the Company (the “Merger Agreement”).  The vote was approved by (i) the affirmative vote of the holders of a majority of the shares of the Company’s common stock and (ii) the affirmative vote of the holders of a majority of the shares of the Company’s common stock present or voting by proxy at the special meeting relating to the merger (not including any shares of the Company’s common stock beneficially owned by Mr. Alan N. Stillman).  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Consummation of the transactions governed by the Merger Agreement is subject to the satisfaction of closing conditions that have not been satisfied to date, including required liquor licensing authority approval.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

By:	/s/ Samuel Goldfinger
Name: Samuel Goldfinger
Title: Chief Financial Officer

Date: August 20, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 20, 2007